Exhibit 10.4

                               SECURITY AGREEMENT

THE OBLIGATIONS, RIGHTS, REMEDIES AND SECURITY INTERESTS EVIDENCED BY THIS SECURITY AGREEMENT ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE HHCF OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF AUGUST 26, 2002 AMONG MATTHEW SOLOF, HELLER HEALTHCARE FINANCE, INC. AND THE BORROWERS NAMED THEREIN.

      SECURITY AGREEMENT, dated August 26, 2002, by and between Matthew Solof ("Secured Party") and Star Multi Care Services, Inc., Amserv Healthcare of New Jersey, Inc., Amserv Healthcare of Ohio, Inc. and EFCC Acquisition Corp. (collectively referred to herein as the "Debtors").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, Debtors has borrowed money from the Secured Party in the original sum of Fifty Thousand Dollars ($50,000), pursuant to the promissory note of even date, by and between the Debtors and Secured Party (said amount hereinafter referred to as the "Debt"); and NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

      1. Security Interest. To secure the payment of the Debt and all sums due in connection therewith (such payments being hereinafter referred to collectively as the "Obligations"), the Debtors hereby grants, conveys, assigns and transfers to the Secured Party a security interest in and to all of the Debtors' assets, including but not limited to all accounts receivable at any time owned by or to which the Debtors are entitled (the "Collateral") subject and subordinate only to that prior lien held by Heller Healthcare Financial, Inc. The Debtors hereby authorize the Secured Party to file appropriate financing statements as required under any applicable Uniform Commercial Code or similar provisions of applicable U.S. Federal law in order to perfect and maintain the security interest herein granted and, in any jurisdiction or with any agency where such action is authorized by law, to effect such filings without Debtors' signature affixed thereto. The parties also acknowledge that additional loans and advances may be made by the Secured Party to the Debtors and these additional loans and advances shall be incorporated into the term Debt and shall be secured under this Security Agreement.

      2. Default.

            2.1 The term "Event of Default", as used herein, shall mean the occurrence and continuation of any one or more of the following events:

                  (a) The failure of the Debtors promptly and faithfully to pay, when due, any of the Obligations, such failure having continued for a period of five (5) days after written notice thereof; or

                  (b) The commission by the Debtors, or the occurrence, of any of the following acts:

                      (i) admitting in writing its inability to pay its debts generally as they become due;

                      (ii) filing or acquiescing in the filing of a petition in bankruptcy, or filing or acquiescing in the filing of a petition to take advantage of any insolvency act;

                      (iii) making an assignment for the benefit of its creditors;

                      (v) on a petition in bankruptcy filed against it, being adjudicated a bankrupt;

                      (vi) filing a petition or answer seeking reorganization or arrangement or other aid or relief under any bankruptcy or insolvency laws or any other law for the relief of debtors; or

                  (c) The entry by a court of competent jurisdiction of any order, judgment or decree appointing, without the consent of the Debtors, as the case may be, a receiver for the Debtors of for all or substantially all of its property, or approving a petition filed against its seeking reorganization or arrangement of the Debtors under any bankruptcy or insolvency laws or any law for the relief of debtors, which order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof; or

                  (d) The assumption by any court of competent jurisdiction of custody or control of the Debtors or of all or substantially all of its property under the provisions of any law for the relief of debtors, which custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control.

            2.2 Upon the occurrence of an Event of Default, the Secured Party shall have, in addition to all the rights and remedies of a secured party under the Uniform Commercial Code, the right to sell, dispose of or hold any or all of the Collateral as the Secured Party in its sole discretion shall decide. The Secured Party shall give the Debtors and the prior lienor reasonable notice of the time and place of any public or private sale or other intended disposition of all or any portion of the Collateral. The Debtors agree that the requirements of reasonable notice shall be met if notice is mailed by certified or registered mail, return receipt requested, to the Debtors at its address set forth below, written not less than ten (10) business days prior to the sale or other disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall be paid by the Debtors. Subject to the provisions of Section 2.3 hereof, Secured Party's rights and remedies, whether pursuant hereto or pursuant to the Uniform Commercial Code or any other statute or rule of law conferring rights similar to those conferred by the Uniform Commercial Code, shall be cumulative and not alternative.

            2.3 The Secured Party, by act, delay, omission or otherwise, shall not be deemed to have waived any rights or remedies, or both, hereunder unless such waiver is in writing signed by either Secured Party and only to the extent therein set forth. A waiver by the Secured Party of any right or remedy, or both, on any one occasion shall not be construed as a bar to or waiver of any such right or remedy, or both, to which the Secured Party would otherwise be entitled on any future occasion.

            3. Notices. Except as otherwise provided herein, notices or other communications to either party hereunder shall be in writing and shall be conclusively deemed to have been duly and properly given on the date such notices or other communications are received, if delivered personally, or the date of postmark, if mailed by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

If to Secured Party:       Matthew Solof
                           2116 Merrick Avenue
                           Suite 3009, Merrick
                           New York 11566

If to the Debtors:         Star Multi Care Services, Inc.
                           33 Walt Whitman Road
                           Huntington Station, NY 11746

If to the prior lienor:    Heller Healthcare Finance, Inc.
                           2 Wisconsin Circle, Fourth Floor
                           Chevy Chase, Maryland 20815
                           Attention:  Pascale Bissainthe, Chief Counsel
                           Telephone:  (301) 961-1640
                           Telecopier: (301) 664-9866


            4. Termination of Agreement. The security interest created hereunder shall terminate only when the Debtor have been fully satisfied the Obligations, whether at maturity, by prepayment, or otherwise. At such time, the Secured Party shall execute and deliver all such instruments and documents as the Debtors shall reasonably request in confirmation of such termination.

        5. Applicable Law and Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the State of New York without giving effect to its principles of conflict of laws. Except in respect of an action commenced by a third party in another jurisdiction, or any action which is required by nature of the relief demanded to be maintained in the jurisdiction in which the Collateral is located, Debtor and the Secured Party agree that any legal suit, action or proceeding arising out of or relating to this Security Agreement must be instituted in the appropriate State or Federal court in the State of New York, and they hereby irrevocably submit to the jurisdiction of any such court.

         6. Miscellaneous.

                  6.1 Successors. This Security Agreement shall insure to the benefit of and shall be binding upon the respective successors, assigns and legal representatives of the parties hereto.

                  6.2 Severability. No provision of this Agreement which may be deemed unenforceable shall in any way invalidate any other provision hereof all of which shall remain in full force and effect.

                  6.3 Captions. The captions used herein are inserted for reference purposes only and shall not affect the interpretation or meaning of this Security Agreement.

                  6.4 Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  6.5 Financing Statements. The Debtors shall, at the request of Secured Party from time to time, execute for the benefit of Secured Party, financing statements (or similar instruments) or extensions thereof in such form as may be necessary to perfect or maintain and continue perfection of the security interest in the Collateral in any or all pertinent jurisdictions, provided the form and scope of such financing statements is reasonably satisfactory to Debtor.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the 26th day of August 2002.


STAR MULTI CARE SERVICES, INC.

By:___________________________

Dated: August 26, 2002


AMSERV HEALTHCARE OF NEW JERSEY, INC.

By:___________________________

Dated: August 26, 2002


AMSERV HEALTHCARE OF OHIO, INC.

By:___________________________

Dated: August 26, 2002


EFCC ACQUISITION CORP.

By:___________________________

Dated: August 26, 2002


MATTHEW SOLOF

BY:___________________________

Dated: August 26, 2002